SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.   20549


                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934



             Date of Report
             (Date of earliest
             event reported):              May 29, 1997



                             Hein-Werner Corporation
             (Exact name of registrant as specified in its charter)



           Wisconsin                1-2725                39-0340430
        (State or other        (Commission File          (IRS Employer
        jurisdiction of             Number)            Identification No.)
        incorporation)


                               2120 Pewaukee Road
                               Waukesha, WI 53188
           (Address of principal executive office, including zip code)



                                 (414) 542-6611
                         (Registrant's telephone number)

   Item 2.        Acquisition or Disposition of Assets.

        On May 29, 1997, Hein-Werner Corporation (the "Company") sold substantially all of the business, assets and certain liabilities of its Great Bend Industries Division (the "Division") to Kaydon Corporation, a Delaware corporation ("Kaydon"), and Kaydon Acquisition VIII, Inc., a Delaware corporation and a wholly-owned subsidiary of Kaydon ("Buyer"), pursuant to an Asset Purchase Agreement, dated as of April 9, 1997 (the "Asset Agreement" ). The Company's sale of the business, assets and certain liabilities of the Division, as well as the consummation of the transactions related thereto, is referred to as the "Disposition."

        Pursuant to the Asset Agreement: (i) the Company sold the Division to Buyer for (a) $22,755,532 in cash at the closing of the Disposition (with $2 million thereof being paid into an escrow), subject to a potential adjustment based on the net asset value of the Division as finally determined, and (b) the assumption by Buyer of certain contractual and other liabilities of the Division; (ii) the Company agreed to a ten-year covenant not to compete in the hydraulic cylinder business (subject to certain exceptions including, without limitation, allowing the Company to continue to manufacture hydraulic cylinders for its collision repair business); and (iii) the Company agreed to indemnify Buyer and Kaydon (a) against any breach by the Company of the Company's representations and warranties contained therein, (b) for accounts receivable not collected within 120 days following the closing and (c) for liabilities not specifically assumed by Buyer under the Asset Agreement. The Company's obligations to indemnify Buyer and Kaydon under the Asset Agreement for breaches of representations and warranties are subject to a two-year time limitation and an aggregate minimum threshold of $50,000. The purchase price paid by Buyer for the business, assets and certain liabilities of the Division was determined on the basis of arm's length negotiations between the parties. The Company has paid or accrued approximately $1.3 million of direct Disposition costs.

        In connection with the Disposition, the Company, Buyer and Firstar Trust Company, as escrow agent, entered into an Escrow Agreement, dated as of May 29, 1997 (the "Escrow Agreement"), pursuant to which the Buyer will initially have $2 million of the purchase price available to cover (a) any Company obligation to refund a portion of the purchase price based on the final determination of the Division's net asset value, (b) any indemnification obligations of the Company under the Asset Agreement, and
   (c) a specified sum for a certain Division disputed receivable and reworking fund. The amount of the purchase price held in escrow automatically reduces at various times and in various amounts over an approximately two-year period following the closing and all remaining amounts thereunder will be disbursed to the Company on April 30, 1999.

        The Division designs, manufactures, and supplies high performance single-acting, double-acting, and telescopic hydraulic cylinders and related hydraulic components to original equipment manufacturers in the construction, transportation, solid waste, utility, and energy industries. Located in Great Bend, Kansas, the Division employs approximately 230 people and reported net sales of approximately $20 million in 1996.

        The Asset Agreement and the Escrow Agreement are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The brief summaries of certain of the material provisions of the Asset Agreement and the Escrow Agreement, set forth above, are qualified in their entirety by reference to each respective agreement filed as an exhibit hereto.

   Item 7.        Financial Statements and Exhibits.

        (a)  Financial Statement of Business Acquired - Not applicable

        (b)  Pro Forma Financial Information


                             HEIN-WERNER CORPORATION
                          UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION

        The following unaudited pro forma financial information relates to the disposition (such disposition as well as the consummation of certain related transactions is referred to herein as the "Disposition") by Hein-Werner Corporation (the "Company") of substantially all of the business, assets, and certain liabilities of its Great Bend Industries Division (the "Division"). The Disposition was deemed to be effective as of the close of business on May 29, 1997. The pro forma amounts have been prepared based upon certain accounting and other pro forma adjustments as described in the accompanying notes to the historical financial statements of the Company including the Division.

        The unaudited pro forma condensed consolidated statements of operations reflect the historical results of operations of the Company including the Division for the year ended December 31, 1996, and the three months ended March 29, 1997, with pro forma adjustments as if the Disposition had occurred as of the beginning of the respective periods. The unaudited pro forma condensed consolidated balance sheet reflects the historical financial position of the Company, including the Division, with pro forma adjustments as if the disposition had occurred at March 29, 1997. The pro forma adjustments are described in the accompanying notes and give effect to events that are (a) directly attributable to the Disposition, (b) factually supportable, and (c) in the case of certain income adjustments, expected to have a continuing impact.

        The unaudited pro forma condensed consolidated financial statements should be read in connection with the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

        The unaudited pro forma financial information presented is for information purposes only and does not purport to represent what the Company's financial position or results of operations as of the dates presented would have been had the Disposition in fact occurred on such date or at the beginning of the periods indicated, or to project the Company's financial position or results of operations for any future date or period.


                 Pro Forma Condensed Consolidated Balance Sheet
                                 March 29, 1997
                                   (unaudited)

                                                                             Pro Forma Adjust-
                                                               Disposed         ments (See
    (In thousands)                           Hein-Werner       Division           Note 1)                Pro Forma

    ASSETS
    Current assets:

      Cash                                    $        -      $       -           $    8,223            $    8,223


      Accounts receivable, net                    17,369          3,173                  (59)               14,137

      Inventories                                 16,397          3,081                    -                13,316

      Prepaid expenses and other                     638             32                    -                   606
                                              ----------      ---------           ----------            ----------
                     Total current assets         34,404          6,286                8,164                36,282


    Restricted cash                                    -              -                2,000                 2,000

    Property, plants, and equipment, net           5,555          2,275                    -                 3,280

    Other assets                                   2,823              -                 (177)                2,646
                                              ----------       --------           ----------            ----------
    Total assets                              $   42,782       $  8,561           $    9,987            $   44,208
                                              ==========       ========           ==========            ==========


    LIABILITIES AND STOCKHOLDERS' EQUITY

    Current liabilities:

      Notes payable                           $    2,618       $      -           $        -            $    2,618

      Current installments of long-term
        debt                                       1,780            100               (1,508)                  172

      Accounts payable                             3,763            839                  839                 3,763

      Income taxes payable                            30              -                4,993                 5,023

      Other current liabilities                    5,140            454                  154                 4,840
                                              ----------       --------            ---------            ----------
                Total current liabilities         13,331          1,393                4,478                16,416


    Long-term debt, excluding current
      installments                                10,549            727               (9,434)                  388

    Other long-term liabilities                    1,545              -                    -                 1,545
                                              ----------       --------            ---------            ----------
    Total liabilities                             25,425          2,120               (4,956)               18,349

    Stockholders' equity                          17,357          6,441               14,943                25,859
                                              ----------       --------            ---------            ----------
    Total liabilities and stockholders'
      equity                                  $   42,782       $  8,561            $   9,987            $   44,208
                                              ==========       ========            =========            ==========

      See accompanying notes to unaudited pro forma condensed consolidated financial statements.


            Pro Forma Condensed Consolidated Statement of Operations
                          Year Ended December 31, 1996
                                   (unaudited)



                                                                                       Pro Forma
                                                                      Disposed      Adjustments (See
    (In thousands, except per share data)            Hein-Werner      Division          Note 2)           Pro Forma


    Net sales                                        $  68,492        $ 20,049           $       -         $  48,443

    Cost of sales                                       42,672          15,657                   -            27,015
                                                     ---------        --------           ---------         ---------
    Gross profit                                        25,820           4,392                   -            21,428

    Selling, engineering, and administrative
      expenses                                          21,471           1,752                (153)           19,566

    Bad debt expense                                       420              14                   -               406
                                                     ---------        --------           ---------         ---------
    Operating profit (loss)                              3,929           2,626                 153             1,456

    Interest (income) expense-net                        1,465             246              (1,172)               47

    Other expense-net                                      164             515                 515               164
                                                     ---------        --------           ---------         ---------
    Income before income taxes                           2,300            1865                 810             1,245

    Income tax expense                                     124              15                 311               420
                                                     ---------        ---------          ---------         ---------
    Net income                                       $   2,176        $  1,850           $     499         $     825
                                                     =========        =========          =========         =========

    Earnings per share-primary                       $    0.78                                             $    0.29
                                                     =========                                             =========

    Earnings per share-fully diluted                 $    0.72                                             $    0.29
                                                     =========                                             =========

    Weighted average common and common
      equivalent shares outstanding-primary              2,804                                                 2,874
                                                     =========                                             =========
    Weighted average common and common
      equivalent shares outstanding-fully diluted        3,383                                                 2,874
                                                     =========                                             =========


      See accompanying notes to unaudited pro forma condensed consolidated financial statements.



            Pro Forma Condensed Consolidated Statement of Operations
                        Three Months Ended March 29, 1997
                                   (unaudited)

                                                                  Disposed          Pro Forma Adjustments
    (In thousands, except per share data)         Hein-Werner     Division               (See Note 2)             Pro Forma

    Net sales                                      $16,124         $ 4,305               $       -             $   11,819

    Cost of sales                                   10,250           3,457                       -                  6,793
                                                 ---------        --------               ---------             ----------
    Gross profit                                     5,874             848                       -                  5,026

    Selling, engineering, and administrative
      expenses                                       5,107             405                      85                  4,787

    Bad debt expense                                    14               4                       -                     10
                                                 ---------       ---------               ---------             ----------
    Operating profit (loss)                            753             439                     (85)                   229

    Interest (income) expense-net                      319              67                    (263)                   (11)

    Other expense-net                                   10             129                     129                     10
                                                 ---------       ---------               ---------             ----------
    Income before income taxes                         424             243                      49                    230

    Income tax expense                                 154              49                      59                    164
                                                 ---------       ---------               ---------             ----------
    Net income (loss)                            $     270       $     194               $     (10)            $       66
                                                 =========       =========               =========             ==========

    Earnings per share                           $    0.10                                                     $     0.02
                                                 =========                                                     ==========
    Weighted average common and common
      equivalent shares outstanding                  2,819                                                          2,882
                                                 =========                                                     ==========

      See accompanying notes to unaudited pro forma condensed consolidated financial statements.


   HEIN-WERNER CORPORATION
   NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
   (unaudited)

   NOTE 1

        The pro forma condensed consolidated balance sheet has been prepared to reflect the sale by the Company of substantially all of the business, assets, and certain liabilities of the Division. The pro forma adjustments as of March 29, 1997, reflect the application of proceeds from the sale of the Division to reduce outstanding short and long-term debt of the Company and to establish remaining accrued liabilities. Pro forma cash and restricted cash are comprised entirely of interest-bearing cash equivalents.

   NOTE 2

        The pro forma condensed consolidated statements of operations for the year ended December 31, 1996 and the three months ended March 29, 1997 are based upon the financial statements of the Company for the year ended December 31, 1996 and the three months ended March 29, 1997, respectively, after giving effect to the following pro forma adjustments:

   a) Reduction of interest expense from repayment of short and long-term debt using proceeds from the sale of the Division, computed using rates in effect during the respective periods. Also included is assumed interest earned on the residual interest-bearing cash equivalents.

   b) Retention of certain central office selling, engineering, and administrative expenses and other expenses previously allocated to the Division, offset by a reduction of certain central office expenses as a result of the sale of the Division.

   c) Provision for income taxes needed so that income taxes on the U.S. portion of consolidated pro forma income before income taxes reflects U.S. statutory rates. For the three months ended March 29, 1997, losses in certain foreign countries for which no tax benefit could be recorded due to an inability to carry those losses back resulted in tax expense of $59 on foreign losses before income taxes of $48. This results in consolidated pro forma income tax expense of 71% of consolidated income before income taxes, even though income taxes have been provided at 38% on the U.S. portion thereof.

   d) Pro forma weighted average common and common equivalent shares reflect the issuance of 564,381 additional options in connection with the repayment of the convertible subordinated notes.

        (c)  Exhibits.

        The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.


                                 HEIN-WERNER CORPORATION


   June 13, 1997                 By:  /s/ Mary L. Kielich
                                      Mary L. Kielich
                                      Corporate Controller, Assistant
                                      Secretary and Assistant Treasurer

                             HEIN-WERNER CORPORATION

                            EXHIBIT INDEX TO FORM 8-K
                            Report Dated May 29, 1997

   Exhibit

   (2.1)     Asset Purchase Agreement, dated as of April 9, 1997, by and among Hein-Werner Corporation, Kaydon Corporation and Kaydon Acquisition VIII, Inc. [Incorporated by reference to Exhibit (2) to Hein-Werner Corporation's Current Report on Form 8-K, dated April 9, 1997]

   (2.2)     Escrow Agreement, dated as of May 29, 1997, by and among Hein-
   Werner Corporation, Kaydon Acquisition VIII, Inc. and Firstar Trust Company, as escrow agent.